UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 19, 2003

Date of Report (Date of earliest event reported)

Commission File Number: 000-27743

PAC-WEST TELECOMM, INC.

(Exact name of registrant as specified in its charter)

California	68-0383568
(State or other jurisdiction of incorporation or	(I.R.S. Employer
organization)	Identification No.)

1776 W. March Lane, Suite 250
Stockton, California	95207
(Address of principal executive offices)	(Zip Code)

(209) 926-3300

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
INDEX TO EXHIBITS
Exhibit 99.1 Press Release, dated 12/19/03
Exhibit 99.2 Senior Secured Note, dtd 12/19/03
Exhibit 99.3 Warrant, dated 12/19/03
Exhibit 99.4 Registration Rights Agreement
Exhibit 99.5 Guaranty and Security Agreement

Item 7 Financial Statements and Exhibits.
Item 9 Regulation FD Disclosure.
SIGNATURES INDEX TO EXHIBITS EXHIBIT 99.1 EXHIBIT 99.2 EXHIBIT 99.3 EXHIBIT 99.4 EXHIBIT 99.5

Item 7. Financial Statements and Exhibits.

      (c) Exhibits.

99.1	Press Release, dated December 19, 2003.

99.2	Senior Secured Note, dated December 19, 2003, by Pac-West Telecomm, Inc.

99.3	Warrant, dated December 19, 2003, by Pac-West Telecomm, Inc.

99.4	Registration Rights Agreement, dated December 19, 2003, by and between Pac-West Telecomm, Inc. and Deutsche Bank AG-London, acting through DB Advisors, LLC.

99.5	Guaranty and Security Agreement, dated December 19, 2003, by and between Pac-West Telecomm, Inc. and Deutsche Bank Trust Company Americas as collateral agent for Deutsche Bank AG-London, acting through DB Advisors, LLC.

Item 9. Regulation FD Disclosure.

Pac-West Telecomm Announces Settlement of Cash Tender Offer and Closing of Financing Transaction with Deutsche Bank

      On December 19, 2003, Pac-West Telecomm, Inc., a California corporation (“Pac-West,” or the “Company”), issued a press release announcing the successful settlement of its previously announced cash tender offer and consent solicitation and closing of its previously announced $40.0 million debt and equity private placement financing with Deutsche Bank AG – London, acting through DB Advisors, LLC, as investment advisor.

      Ravi Brar, Pac-West’s CFO, said, “We are pleased to have successfully concluded these transactions which we believe have strengthened Pac-West’s financial and competitive positions. We are also pleased to be partnering with Deutsche Bank, a world-class strategic partner who shares our vision and endorses our business model. These transactions are a continuation of the capital restructuring efforts undertaken over the past two years to reduce both our total amount and cost of debt. Pac-West has been at a competitive disadvantage to other telecom providers who have utilized bankruptcy proceedings to restructure debt loads. We are proud that we have been able to work with our bondholders and shareholders to achieve a more competitive capital structure, which in addition to the most comprehensive network in California, and industry leading Five-Star Customer Service levels, make Pac-West Telecomm and even more compelling alternative.”

      In connection with the tender offer and consent solicitation, Pac-West purchased $59.0 million in aggregate principal amount of its Series B 13.5% Senior Notes due 2009. Following settlement of the tender offer and consent solicitation, Pac-West has been advised by the depositary for the tender offer and consent solicitation that it has remaining outstanding about $36.1 million in aggregate principal amount of its senior notes. In conjunction with the tender offer, Pac-West also solicited consents to effect certain proposed amendments to the indenture governing the senior notes. These amendments to the indenture governing the senior notes, which are now effective, eliminated most of the indenture’s principal restrictive covenants and amended certain other provisions contained in the indenture.

      The financing transaction involved the purchase by Deutsche Bank of a floating rate, pay-in-kind senior secured note in the principal amount of $40.0 million, which will mature in 2006 but is extendable for up to an additional 18 months at the option of Deutsche Bank. The note, which is secured by Pac-West’s assets, will accrue interest at a rate equal to LIBOR plus 50 basis points. In addition, in the connection with the financing, Pac-West has granted to Deutsche Bank 3-year warrants to purchase 26,666,667 million shares of Pac-West’s common stock at an exercise price of $1.50 per share, the issuance of which were approved by Pac-West’s shareholders at a special meeting of the shareholders held on December 18, 2003. If Deutsche Bank extends the maturity date of the senior secured note, the term of the warrant will be extended to the same date. In addition, Pac-West granted to Deutsche Bank certain registration rights in connection with the issuance of the warrants.

      A copy of the press release is attached hereto as Exhibit 99.1. Copies of the Senior Secured Note, the Warrant, the Registration Rights Agreement, and the Guaranty and Security Agreement are attached hereto as Exhibit 99.2, Exhibit 99.3, Exhibit 99.4, and Exhibit 99.5, respectively.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC. (Registrant)

Dated: December 19, 2003	By: /s/ H. Ravi Brar H. Ravi Brar Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release, dated December 19, 2003.

99.2	Senior Secured Note, dated December 19, 2003, by Pac-West Telecomm, Inc.

99.3	Warrant, dated December 19, 2003, by Pac-West Telecomm, Inc.

99.4	Registration Rights Agreement, dated December 19, 2003, by and between Pac-West Telecomm, Inc. and Deutsche Bank AG-London, acting through DB Advisors, LLC.

99.5	Guaranty and Security Agreement, dated December 19, 2003, by and between Pac-West Telecomm, Inc. and Deutsche Bank Trust Company Americas as collateral agent for Deutsche Bank AG-London, acting through DB Advisors, LLC.